EMPLOYMENT AGREEMENT

     This Employment Agreement (the Agreement") made as of this ____ day of October, 1999, by and between ANTHONY J. FERARO, an individual residing at 458 A Quail Ridge Drive, Manchester, Missouri 63021 ("Employee") and UNITY BANK, a New Jersey state bank, with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 ("Employer").

     WHEREAS, Employer wishes to employ Employee as its Executive Vice President and Chief Operating Officer;

     WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Employer is the wholly owned subsidiary of Unity Bancorp, Inc., a New Jersey corporation (the "Company").

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Employer hereby agrees to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.

     2. POSITION AND DUTIES. The Employee shall be employed as Executive Vice President and Chief Operating Officer of the Employer, to perform such services in that capacity as are usual and customary for comparable institutions and as shall from time to time be established by the Chief Executive Officer or the Board of Directors of the Employer. Employee agrees that he will devote his full business time and efforts to his duties hereunder.

     3. CASH COMPENSATION. Employer shall pay to the Employee compensation for his services as follows:



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     (a) Base Salary. The Employee shall be entitled to receive, commencing upon the date of this Agreement, an annual base salary (the "Base Salary") of $250,000 which shall be payable in installments in accordance with Employer's usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors shall review the Employee's performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate, and may, but shall not be obligated to, adjust the Base Salary accordingly.

     (b) Performance Bonus. The Employee and Employer shall jointly negotiate mutually acceptable performance criteria for the period ending March 31, 2000. Upon satisfaction of these criteria, the Employee shall be entitled to receive a cash bonus in the amount of $125,000. The Employee and Employer shall review Employee's performance by April 25, 2000 to determine whether Employee has satisfied the performance criteria, and Employer shall promptly pay the performance bonus thereafter.

     (c) Override Commission. In addition to the Base Salary and any bonus paid to Employee hereunder, the Employer agrees to pay Employee a commission equal to 25 basis points of the guaranteed portion of all Small Business Administration loans originated after January 1, 2000, and closed by Employer during the term of this Agreement, up to a maximum commission of $75,000 per year; provided that such loans bear interest rates and have terms comparable to loans actually sold in the secondary market.

     (d) Relocation Expenses. Upon the presentation by Employee to Employer of receipts sufficient to establish expenses incurred, Employer shall reimburse Employee for all necessary expenses incurred in relocating to New Jersey for the purpose of commencing employment under this Agreement, up to a maximum reimbursement of $10,000.

     4. OTHER BENEFITS.

     (a) Fringe Benefits. Employee shall be entitled to participate in such benefit programs as are made available generally to employees of Employer.



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     (b) Life Insurance. Employer shall obtain for the benefit of Employee life insurance on the life of Employee in the amount of two and one-half times Employee's annual Base salary.

     (c) Stock Options. Employer and Employee shall negotiate a mutually acceptable plan for the grant of options to Employee to purchase the common stock of the Company, which grant will be effective on the first anniversary of this Agreement.

     5. TERM. The initial term of this Agreement shall be two years, commencing upon the date hereof and continuing until the second anniversary hereof; provided, however, that on each annual anniversary, the term of this Agreement shall be extended by one twelve month period, unless within ninety days prior to an anniversary date of this Agreement, either the Employee or Employer shall have provided the other with written notice of its intention to cease extending the term of this Agreement.

     6. TERMINATION.

     (a) Cause. As used in this Agreement, the term "Cause" shall mean any of the following actions: the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation or final cease-and-desist order or a material breach of any provision of this Agreement.

     (b) Termination With Cause. Employer shall have the right to terminate the Employee for Cause, upon written notice to him of such determination, specifying the alleged Cause. In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement; provided, however, that nothing contained herein shall excuse Employer from paying all benefits earned or accrued up to the date of such termination.

     (c) Termination Without Cause. If Employer terminates the Employee's employment hereunder without Cause during the first year of this Agreement, the Employee shall be entitled to receive his then current Base Salary for twelve
(12) months. If any such



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termination occurs during the second year of this Agreement, the Employee shall be entitled to receive his then current Base Salary, pro rated, for a period of nine (9) months. Thereafter, if Employee's employment is terminated without Cause, Employee will be entitled to receive his then current Base Salary, pro rated, for a period of three (3) months. Any such payments may be made over such period in periodic payments in the same manner in which the Employee's salary was paid through the time of such termination, or by a lump sum payment of the discounted present value of all Base Salary payments through such period. The determination of the method of payment shall be made by Employer. In determining the discounted present value of any lump sum payments provided for hereunder, Employer shall use an interest rate equal to the three (3) year U.S. Treasury constant maturity rate for the month preceding the termination of Employee's employment, as shown in Federal Reserve Statistical Release H.15. In addition, to the extent Employee participated in Employer's hospital, health, medical and life insurance programs as of the date of such termination, Employer shall continue to provide employee with such benefits through such payment period. If the Employee obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

     (d) Death or Disability. This Agreement shall terminate upon Employee's death or his disability, as defined herein. Upon Employee's death or his disability, the obligation of Employer hereunder to pay Employee the compensation called for under Section 3 hereof shall terminate, and Employer's only obligation shall be to pay Employee any and all benefits to which Employee was entitled at the time of such death or disability under any benefit plans of Employer then in place. For purposes of this Agreement, the term "disability" shall mean Employee's inability to substantially perform his material duties as prescribed in this Agreement due to his incapacity or disability, physical or mental, for a period of six (6) consecutive months, which, following a written request by either Employer or Employee, shall be determined by



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agreement between the parties hereto and, if the parties cannot agree, by a panel (the "Panel") of three (3) physicians, one of whom will be selected by Employer, one by Employee and the third will be selected by the first two physicians so selected. Executive shall be entitled to receive his full salary and benefits under this Agreement until the date of the Panel's determination. The Panel's determination shall be conclusive.

     7. CHANGE IN CONTROL.

     (a) Upon the occurrence of a Change in Control (as herein defined), Employee shall have the right, within sixty (60) days, upon written notice to the Employer, to terminate his employment hereunder and the provisions of
Section 7(c) shall apply as if the Employee had been terminated.

     (b) A "Change in Control" shall mean:

          (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity;

          (2) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

          (3) the occurrence of any transaction requiring the approval of the Board of Governors of the Federal Reserve System under 12 C.F.R. ss.225.41 et seq., except a transaction by any party owning 10% or more of the Company's outstanding stock as of the date hereof; or

          (4) an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

          (5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the



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               election of directors, excluding any securities purchased by
               Employer's employee stock ownership plan and trust, or any other employee benefit plans established by Employer from time to time in determining whether such person is the beneficial owner of more than 25% of Employer's securities; or

          (6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company;

          (7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

     (c) Upon Employee's termination of his employment pursuant to Section 7(c), Employee shall be entitled to receive a lump sum payment equal to his then current Base Salary. In addition, Employer shall be obligated to maintain all policies of insurance then covering Employee for a term of one (1) year after such termination



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     8. COVENANT NOT TO COMPETE. Employee agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of his employment, he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System) any enterprise which competes with Employer in the business of banking in the geographic areas in which Employer conducts its business on the date of Employee's termination. In the event that this covenant not to compete shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete that is reasonable under the circumstances and enforceable by Employer. Employee agrees to be bound by any such modified covenant not to compete.

     9. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.

     (b) Severability. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.



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     (c) Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives.

     (d) Notices hereunder shall be sent by Certified Mail, Return Receipt Requested, to the address set forth for each party on the first page of this Agreement. Notices to Employer shall be directed to the attention of the Chairman of the Board.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          UNITY BANK

                                          By:/s/ ROBERT VAN VOLKENBURGH
                                             --------------------------
                                             Robert Van Volkenburgh, Chairman

                                          EMPLOYEE:

                                          /s/ ANTHONY J. FERARO
                                          --------------------------
                                          Anthony J. Feraro


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